DigitalBridge and Wafra Progress Strategic Partnership

Wafra to Convert 31.5% Ownership Position in DigitalBridge's Investment Management Subsidiary to DigitalBridge Group, Inc. Corporate Level

Accretive Transaction to Result in 100% DigitalBridge Ownership of Fast-Growing Digital IM Platform

DigitalBridge to Transition to Conventional C-Corp, Providing Additional Strategic Flexibility to Continue Rapid Growth and Streamline Corporate Structure

BOCA RATON, Fla. – April 18, 2022 – DigitalBridge Group, Inc. (NYSE: DBRG) (“DigitalBridge” or the “Company”) today announced it has entered into an agreement with affiliates of Wafra Inc. (“Wafra”) to acquire Wafra’s 31.5% ownership in DigitalBridge’s investment management subsidiary (“DigitalBridge IM”) for $410 million of newly issued Class A common stock in DigitalBridge and cash consideration of $390 million, subject to certain net cash and closing adjustments.

Marc Ganzi, Chief Executive Officer of DigitalBridge, said, “This announcement marks a natural evolution of our successful partnership with Wafra, driven by the success and speed of our asset rotation to 100% digital and rapid growth in our DigitalBridge IM platform. It also underscores Wafra’s continuing confidence in our ability to pursue and execute on the industry’s most compelling digital infrastructure investment opportunities. I look forward to continuing to work with the entire team at Wafra as we raise and deploy new capital in the sector as their partner of choice.”

Benefits of the transaction for DigitalBridge and its shareholders, which advances the Company’s successful partnership with Wafra from a subsidiary to the corporate level, include:

•Immediately Accretive to Earnings Upon Completion: DigitalBridge’s share of DigitalBridge IM fee related earnings (“FRE”) will increase to 100%. 2022 run-rate FRE is expected to increase by $38 million, or 46%, assuming the midpoint of the Company’s 2022 guidance. Additionally, DigitalBridge will be entitled to 100% of DigitalBridge IM’s corporate share of performance fees (carried interest) on future fund offerings.

•100% Ownership of High-Growth DigitalBridge IM Platform: The Company’s high-growth, high-ROIC DigitalBridge IM business is projected to grow FRE organically at over 20% through the forecast range while generating strong cash flows and high incremental margins.

•Simplification and Alignment: Streamlines and simplifies DigitalBridge’s corporate ownership profile and further aligns the Company’s shareholders and limited partners.

Mr. Ganzi continued, “This accretive transaction will drive an immediate and substantial increase in earnings to DigitalBridge shareholders, raising their exposure to our high-growth, high-return investment management platform just as we are poised to continue scaling our full-stack strategy. It also further demonstrates our commitment to deploying balance sheet capital to its 'highest and best’ use, which in this case is more of our own fast-growing digital investment management platform.”
“Wafra has a successful history of partnering with preeminent management teams to help scale industry-leading asset management businesses. We are pleased to have played an important role in accelerating DigitalBridge’s transformation to a pure-play digital infrastructure investment firm,” said Fawaz Al-Mubaraki, Chief Executive Officer of Wafra.

Adel Alderbas, Chief Investment Officer of Wafra, added, “DigitalBridge is well positioned to continue its pioneering role in the digital infrastructure industry, and we believe now is the time to progress our partnership to the corporate level. We are excited about the Company’s growth trajectory and look forward to continuing to support DigitalBridge as an aligned shareholder and trusted advisor.”

Upon completion of the transaction, Mr. Alderbas will serve as a Senior Advisor to DigitalBridge. In addition to the transaction consideration of $800 million, Wafra will have rights to an earnout of up to $125 million, subject to certain future performance thresholds, which may be paid up to 50% in stock at the Company’s election. The $390 million of cash consideration, subject to certain net cash and closing adjustments, will be funded by cash-on-hand from the Company’s balance sheet. The transaction is expected to close during the second quarter of 2022, subject to regulatory clearance and other customary closing conditions.

A detailed Transaction Summary outlining the key terms, anticipated financial implications, and strategic rationale for the transaction has been posted to the Shareholders section of the Company’s website and will be furnished as an exhibit to a Current Report on Form 8-K with the U.S. Securities and Exchange Commission.

Wafra was advised by Ardea Partners LP as financial advisor and Fried, Frank, Harris, Shriver & Jacobson LLP as legal advisors. DigitalBridge was advised by Barclays as financial advisor and Sullivan & Cromwell as legal advisors.

Transition to Conventional C-Corp

DigitalBridge also announced today that its Board of Directors has approved the transition to a conventional C-Corp structure and the Company will not be treated as a Real Estate Investment Trust (“REIT”) for tax purposes in 2022. Most importantly, the change is not expected to result in material tax impacts given the Company’s substantial legacy NOLs and Capital Loss Carryforwards (which are summarized in the Transaction Summary, including a five-year analysis of tax implications). Further, this change is expected to provide the Company with significant additional strategic flexibility going forward as it accelerates investment in new DigitalBridge IM initiatives and evaluates opportunities to deploy capital into an evolving digital infrastructure ecosystem without REIT constraints. Moreover, DigitalBridge believes that a traditional C-Corp structure is more consistent with its strategic roadmap to create a “serial compounder of shareholder value”, with the majority of shareholder returns expected to be generated through capital appreciation and growth within the DigitalBridge organization.

“We have always maintained a pragmatic approach to our legacy REIT status, highlighting that we would maintain it to the extent it served our strategy,” said Jacky Wu, Chief Financial Officer of DigitalBridge. “The compelling transaction with Wafra announced today underscores our determination that the additional strategic flexibility afforded by a conventional C-Corp structure is positive for the Company and our shareholders going forward. Importantly, our strategy – focused on identifying the best investments in the digital infrastructure landscape where we can create the most value – remains unchanged.”

About Wafra
Wafra is a global alternative investment manager. Wafra manages approximately $33 billion of assets across financial services, real assets and real estate. To date, Wafra has formed 23 strategic partnerships with both growth stage and mature alternative investment management firms. By providing flexible and accretive capital solutions and focusing on long-term partnerships, Wafra aligns with, and invests in, high quality management teams. Headquartered in New York, Wafra has additional offices in London, Kuwait and Bermuda. For more information, please visit www.wafra.com.
About DigitalBridge
DigitalBridge (NYSE: DBRG) is a leading global digital infrastructure investment firm. With a heritage of over 25 years investing in and operating businesses across the digital ecosystem including cell towers, data centers, fiber, small cells, and edge infrastructure, the DigitalBridge team manages a $45 billion portfolio of digital infrastructure assets on behalf of its limited partners and shareholders. Headquartered in Boca Raton, DigitalBridge has key offices in New York, Los Angeles, London, and Singapore. For more information, visit: www.digitalbridge.com.

Cautionary Statement regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,”

“expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, whether the Company’s acquisition of Wafra’s interest will be completed within the time frame and on the terms anticipated or at all, whether the Company will realize any of the anticipated benefits from the transaction, whether the DigitalBridge IM business will continue to grow at the rate anticipated, whether the Company will be able to utilize existing tax attributes as contemplated and other risks and uncertainties, including those detailed in DigitalBridge’s Annual Report on Form 10-K for the year ended December 31, 2021, and its other reports filed from time to time with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect DigitalBridge’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. DigitalBridge cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. DigitalBridge is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and DigitalBridge does not intend to do so.

Contacts:

DigitalBridge
Investors:
Severin White
Managing Director, Head of Public Investor Relations
(212) 547-2777
severin.white@digitalbridge.com

Media:
Jon Keehner / Aura Reinhard
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
DBRG-jf@joelefrank.com

Wafra
Katrina Allen
Edelman
(917) 640-2753
Katrina.Allen@edelman.com